EXH.10(i)96

                                                                  CONFORMED COPY

                               GUARANTEE AGREEMENT


     THIS GUARANTEE AGREEMENT (the "Agreement"), dated August 7, 2000, by and between Dynegy Holdings, Inc., a Delaware corporation ("Guarantor"), Central Hudson Gas & Electric Corporation, a New York corporation ("Central Hudson"), Consolidated Edison Company of New York, Inc., a New York corporation ("Con Edison"), and Niagara Mohawk Power Corporation, a New York corporation ("Niagara Mohawk") (each a "Seller," and collectively, "Sellers"). Guarantor and Sellers are referred to herein individually as a "Party" and collectively as the "Parties."

     WHEREAS, Central Hudson, Con Edison, Niagara Mohawk and Dynegy Power Corp., a Delaware corporation and a wholly-owned subsidiary of Guarantor ("Buyer"), are parties to that certain Asset Purchase and Sale Agreement, dated the date hereof (as amended, supplemented or otherwise modified from time to time, the "Roseton Asset Sale Agreement"), pursuant to which Buyer has agreed to purchase, and Central Hudson, Con Edison and Niagara Mohawk have agreed to sell, the Auctioned Assets (as defined in the Roseton Asset Sale Agreement);

     WHEREAS, Central Hudson and Buyer are parties to that certain Asset Purchase and Sale Agreement, dated the date hereof (as amended, supplemented or otherwise modified from time to time, the "Danskammer Asset Sale Agreement") (the Danskammer Asset Sale Agreement and the Roseton Asset Sale Agreement are referred to herein collectively as the "Asset Sale Agreements"), pursuant to which Buyer has agreed to purchase, and Central Hudson has agreed to sell, the Auctioned Assets (as defined in the Danskammer Asset Sale Agreement);

     WHEREAS, as a condition precedent to and in consideration of Sellers' entering into the respective Asset Sale Agreements, Guarantor has agreed to guarantee payment and performance of Buyer's covenants, agreements, obligations, liabilities, representations and warranties under the Asset Sale Agreements, any Ancillary Agreement or any other agreement or instrument related thereto or entered into in connection therewith; and

     WHEREAS, Guarantor will benefit from the transactions contemplated by the Asset Sale Agreements.

     NOW, THEREFORE, the Parties agree as follows:

     Section 1. DEFINITIONS. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the respective Asset Sale Agreements. For purposes of this Agreement, the term "Buyer" shall include Buyer, any Affiliate of Buyer that enters into any Ancillary Agreement and any of their respective successors and assigns under the Asset Sale Agreements or any Ancillary Agreement.

     Section 2. GUARANTEE. Guarantor absolutely, irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, (a) the due and punctual payment of (i) each payment required to be made by Buyer under the Asset Sale Agreements or any Ancillary Agreement, when and as due, including payments in respect of reimbursement of disbursements and interest thereon and
(ii) all other monetary obligations, including indemnities, fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of Buyer, when and as due, under the Asset Sale Agreements, any Ancillary Agreement or any other agreement or instrument related thereto (all such obligations referred to in this clause (a) being collectively referred to as the "Monetary Obligations") and (b) the due and punctual performance and observance of, and compliance with, all covenants, agreements, obligations, liabilities, representations and warranties of Buyer under or pursuant to the Asset Sale Agreements, any Ancillary Agreement or any other agreement or instrument related thereto (all such obligations referred to in the preceding clauses (a) and (b) being collectively referred to as the "Obligations"). Guarantor further agrees that the Obligations may be extended, amended, modified or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension, amendment, modification or renewal of any Obligation by any Seller or Sellers and Buyer.

     Section 3. OBLIGATIONS NOT WAIVED. To the fullest extent permitted by applicable law, Guarantor waives all notices whatsoever with respect to this Agreement or with respect to the Obligations, including presentment to, demand of payment from and protest to Buyer of any of the Obligations, and notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by applicable law, the obligations of Guarantor hereunder shall not be affected by (a) the failure of any Seller or Sellers to assert any claim or demand or to enforce or exercise any right or remedy against Buyer in respect of the Obligations or otherwise under the provisions of the Asset Sale Agreements, any Ancillary Agreement or otherwise or, in each case, any delay in connection therewith, or (b) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, this Agreement, the Asset Sale Agreements, any Ancillary Agreement or any other agreement.

     Section 4. CONTINUING GUARANTEE OF PAYMENT AND PERFORMANCE. Guarantor further agrees that its guarantee constitutes a continuing guarantee of payment and performance when due, and not of collection, and Guarantor further waives any right to require that any resort be had by any Seller or Sellers to any security.

     Section 5. NO DISCHARGE OR DIMINISHMENT OF GUARANTEE.

        (a) The obligations of Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination, or be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever, or otherwise be affected, for any reason (other than the performance in full of all Obligations, including the indefeasible payment in full in cash of all Monetary Obligations, and the termination of all the Obligations), including:

            (i) any claim of waiver, release, surrender, alteration or compromise of any of the Obligations;

            (ii) the invalidity, illegality or unenforceability of the Obligations;

            (iii) the occurrence or continuance of any event of bankruptcy, reorganization, insolvency, receivership or other similar proceeding with respect to Buyer or any other person (for purposes hereof, "person" means any individual, partnership, limited liability company, joint venture, corporation, trust, unincorporated organization or Governmental Authority), or the dissolution, liquidation or winding up of Buyer or any other person;

            (iv) any permitted assignment or other transfer of this Agreement by any Seller or Sellers or any permitted assignment or other transfer of the Asset Sale Agreements or any Ancillary Agreement in whole or in part;

            (v) any sale, transfer or other disposition by Guarantor of any direct or indirect interest it may have in Buyer or any other change in ownership or control of Buyer; or

            (vi) the absence of any notice to, or knowledge on behalf of, Guarantor of the existence or occurrence of any of the matters or events set forth in the foregoing clauses.

        (b) Without limiting the generality of the foregoing, the obligations of Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of any Seller or Sellers to assert any claim or demand or to enforce any remedy under the Asset Sale Agreements, any Ancillary Agreement or any other agreement, by any waiver or modification of any provision thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of Guarantor or that would otherwise operate as a discharge of Guarantor as a matter of law or equity (other than the performance in full of all Obligations, including the indefeasible payment in full in cash of all Monetary Obligations, and the termination of all the Obligations).

     Section 6. DEFENSES WAIVED. To the fullest extent permitted by applicable law, Guarantor waives any defense based on or arising out of the unenforceability of the Obligations or any part thereof from any cause. Sellers may compromise or adjust any part of the Obligations, make any other accommodation with Buyer or exercise any other right or remedy available to it against Buyer, without affecting or impairing in any way the liability of Guarantor hereunder except to the extent all the Obligations have been fully and finally performed, including the indefeasible payment in full of all Monetary Obligations, and terminated. To the fullest extent permitted by applicable law, Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of Guarantor against Buyer or any security. Guarantor waives each right and all defenses to which it may be entitled under applicable law as in effect or construed from time to time.

     Section 7. REPRESENTATIONS AND WARRANTIES OF GUARANTOR. Guarantor represents and warrants to Sellers as follows:

        (a) ORGANIZATION. Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as is now being conducted.

        (b) AUTHORITY RELATIVE TO THIS AGREEMENT. Guarantor has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by Guarantor of this Agreement and performance by Guarantor of its obligations hereunder have been duly and validly authorized by the Board of Directors of Guarantor and no other corporate proceedings on the part of Guarantor are necessary to authorize this Agreement or performance by Guarantor of its obligations hereunder. This Agreement has been duly and validly executed and delivered by Guarantor and this Agreement constitutes a valid and binding agreement of Guarantor, enforceable against Guarantor in accordance with its terms.

        (c) CONSENTS AND APPROVALS; NO VIOLATION.

            (i) Subject to obtaining the Buyer Required Regulatory Approvals, neither the execution and delivery of this Agreement by Guarantor nor performance by Guarantor of its obligations hereunder will (i) conflict with or result in any breach of any provision of the organizational or governing documents or instruments of Guarantor, (ii) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation to which Guarantor or any of its subsidiaries is a party or by which any of their respective assets may be bound or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Guarantor, or any of its assets, except in the case of clauses (ii) and (iii) for such failures to obtain a necessary consent, defaults and violations which would not, individually or in the aggregate, have a material adverse effect on the ability of Guarantor to discharge its obligations under this Agreement (a "Guarantor Material Adverse Effect").

            (ii) No declaration, filing or registration with, or notice to, or authorization, consent or approval of any Governmental Authority is necessary for performance by Guarantor of its obligations hereunder, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not obtained or made would not, individually or in the aggregate, have a Guarantor Material Adverse Effect.

     Section 8. AGREEMENT TO PERFORM AND PAY; SUBORDINATION. In furtherance of the foregoing and not in limitation of any other right that Sellers have at law or in equity against Guarantor by virtue hereof, upon the failure of Buyer, to perform or pay any Obligation when and as the same shall become due, Guarantor hereby promises to and will forthwith, as the case may be, (a) perform, or cause to be performed, such unperformed Obligations and (b) pay, or cause to be paid, to Sellers in cash the amount of such unpaid Monetary Obligations. Upon payment by Guarantor of any sums to Sellers as provided above, all rights of Guarantor against Buyer, arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Monetary Obligations. If any amount shall erroneously be paid to Guarantor on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of Buyer, such amount shall be held in trust for the benefit of Sellers and shall forthwith be paid to Sellers to be credited against the payment of the Monetary Obligations or performance in accordance with the terms of the Asset Sale Agreements or any Ancillary Agreement, as applicable.

     Section 9. INFORMATION. Guarantor assumes all responsibility for being and keeping itself informed of Buyer's financial condition and assets, and of all other circumstances bearing upon the risk of nonperformance of the Obligations (including the nonpayment of Monetary Obligations) and the nature, scope and extent of the risks that Guarantor assumes and incurs hereunder, and agrees that Sellers do not have any duty to advise Guarantor of information known to it regarding such circumstances or risks.

     Section 10. TERMINATION AND REINSTATEMENT. The guarantee made hereunder (a) shall terminate when all the Obligations have been (i) performed in full, including the indefeasible payment in full in cash of the Monetary Obligations or (ii) terminated and (b) shall continue to be effective or be reinstated, as the case may be, if at any time any payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by Sellers upon the bankruptcy or reorganization of Buyer or Guarantor or for any other reason.

     Section 11. ASSIGNMENT; NO THIRD PARTY BENEFICIARIES. This Agreement and all of the provisions hereunder shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns, and nothing herein express or implied will give or be construed to give any other person any legal or equitable rights hereunder. Neither this Agreement nor any of the rights, interests and obligations hereunder shall be assigned by Guarantor, including by operation of law, without the prior written consent of Sellers; PROVIDED, HOWEVER, that no assignment or transfer of rights or obligations by Guarantor shall relieve it from the full liabilities and the full financial responsibility, as provided for under this Agreement, unless and until the transferee or assignee shall agree in writing to assume such obligations and duties and Sellers have consented in writing to such assumption.

     Section 12. AMENDMENT AND MODIFICATION; EXTENSION; WAIVER. This Agreement may be amended, modified or supplemented only by an instrument in writing signed on behalf of each of the Parties. Any agreement on the part of a Party to any extension or waiver in respect of this Agreement shall be valid only if set forth in an instrument in writing signed on behalf of such Party. The failure of a Party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

     Section 13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable principles of conflicts of law).

     Section 14. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given (as of the time of delivery or, in the case of a telecopied communication, of the times of confirmation) if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

         if to Central Hudson, to:

                  Central Hudson Gas & Electric Corporation
                  284 South Avenue
                  Poughkeepsie, NY 12601-4879
                  Telecopier:  (914) 486-5782
                  Attention:  Ronald P. Brand, Senior Vice President

         with a copy to:

                  Dickstein Shapiro Morin & Oshinsky LLP
                  2101 L Street, N.W.
                  Washington, D.C.  20037-1526
                  Telecopier:  (202) 887-0689
                  Attention:    Kenneth M. Simon, Esq.

         if to Con Edison to:

                  Consolidated Edison Company of New York, Inc.
                  4 Irving Place
                  New York, NY  10003
                  Telecopier:  (212) 677-0601
                  Attention:  General Counsel


         with a copy to:

                  Consolidated Edison Company of New York, Inc.
                  4 Irving Place
                  New York, New York  10003
                  Telecopier:  (212) 529-7182
                  Attention:  Vice President, Energy Management

         if to Niagara Mohawk, to:

                  Niagara Mohawk Power Corporation
                  300 Erie Boulevard West
                  Syracuse, NY  13202
                  Telecopier:  (315) 428-6407
                  Attention:  Gregory Barone, Esq.

         with a copy to:

                  Sullivan & Cromwell
                  1701 Pennsylvania Avenue, N.W.
                  Washington, DC  20006
                  Telecopier:  (202) 293-6330
                  Attention:  Janet T. Geldzahler, Esq.

         if to Guarantor, to:

                  c/o Dynegy Power Corp.
                  1000 Louisiana Street, Suite 5800
                  Houston, TX  77002
                  Telecopier:  (713) 767-5813
                  Attention:  Edward P. Hermann
                  Senior Director - Project Acquisitions

         with a copy to:

                  Dynegy Power Corp.
                  1000 Louisiana Street, Suite 5800
                  Houston, TX  77002
                  Telecopier:  (713) 767-5810
                  Attention:  Tim Beverick, Esq.


     Section 15.  JURISDICTION AND ENFORCEMENT.

        (a) Each of the Parties irrevocably submits to the exclusive jurisdiction of (i) the Supreme Court of the State of New York, Dutchess County and (ii) the United States District Court for the Southern District of New York for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the Parties agrees to commence any action, suit or proceeding relating hereto in the United States District Court for the Southern District of New York or, if such suit, action or proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, Dutchess County. Each of the Parties further agrees that service of process, summons, notice or document by hand delivery or U.S. registered mail at the address specified for such Party in
Section 14 (or such other address specified by such Party from time to time pursuant to Section 14) shall be effective service of process for any action, suit or proceeding brought against such Party in any such court. Each of the Parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the Supreme Court of the State of New York, Dutchess County and (ii) the United States District Court for the Southern District of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

        (b) The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled equitable relief, including without limitation, an injunction or injunctions to prevent breaches of this Agreement and to specifically enforce the terms and provisions of this Agreement, this being in addition to any other remedy to which they are justly entitled to, whether at law or in equity.

     Section 16. SURVIVAL OF AGREEMENT. All covenants, agreements, representations and warranties made by Guarantor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by Sellers and shall unconditionally survive the consummation of the transactions contemplated by the Asset Sale Agreements, regardless of any investigation made by Sellers, and shall continue in full force and effect as long as any Obligations remain outstanding.


     Section 17. EFFECTIVENESS; COUNTERPARTS. This Agreement shall become effective when executed by the Parties. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 18. RULES OF INTERPRETATION. The rules of interpretation specified in Section 12.8 of the respective Asset Sale Agreements shall be applicable to this Agreement.

     Section 19.  SEVERABILITY.

        (a) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

        (b) In the event that the provisions of this Agreement are claimed or held to be inconsistent with any other agreement or instrument evidencing the Obligations, the terms of this Agreement shall remain fully valid and effective.

     Section 20. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding of the Parties in respect of the matters contemplated hereby. There are no restrictions, promises, representations, warranties, covenants or undertakings other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the Parties with respect to the matters contemplated hereby.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

              IN WITNESS WHEREOF, this Guarantee Agreement has been duly executed and delivered by the Parties as of the date first above written.


                           CENTRAL HUDSON GAS & ELECTRIC
                           CORPORATION


                           By:  /s/ RONALD P. BRAND
                              -----------------------------------------
                                Name:  Ronald P. Brand
                                Title:  Senior Vice President


                           CONSOLIDATED EDISON COMPANY
                           OF NEW YORK, INC.


                           By:  /s/ JOAN S. FREILICH
                              -----------------------------------------
                                Name:  Joan S. Freilich
                                Title:  Exec. V. P. and CFO


                           NIAGARA MOHAWK POWER
                           CORPORATION


                           By:  /s/ THOMAS H. BARON
                              -----------------------------------------
                                Name:  Thomas H. Baron
                                Title:  Senior V.P. - Field Operations


                           DYNEGY HOLDINGS, INC.


                           By:  /s/  E. P. HERMANN
                              -----------------------------------------
                                Name:  Edward P. Hermann
                                Title:  Senior Director - Project Acquisitions

STATE OF NEW YORK                   )
                                    ) SS:
COUNTY OF NEW YORK                  )



              On this 4th day of August 2000, before me, the undersigned, personally appeared Ronald P. Brand, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is
(are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person on behalf of which the individual(s) acted, executed the instrument.


                               /s/ MADELINE BERNARD
                               ---------------------------------------
                               Notary


                               [Notary Stamp]

STATE OF NEW YORK                   )
                                    ) SS:
COUNTY OF NEW YORK                  )



              On this 4th day of August 2000, before me, the undersigned, personally appeared Edward P. Hermann, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is
(are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person on behalf of which the individual(s) acted, executed the instrument.


                                 /s/ MADELINE BERNARD
                                 ---------------------------------------
                                 Notary


                                 [Notary Stamp]

STATE OF NEW YORK                   )
                                    ) SS:
COUNTY OF NEW YORK                  )



              On this 4th day of August 2000, before me, the undersigned, personally appeared Thomas H. Baron, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is
(are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person on behalf of which the individual(s) acted, executed the instrument.


                                  /s/ CAROL A. HAY
                                  ---------------------------------------
                                  Notary


                                  [Notary Stamp]

STATE OF NEW YORK                   )
                                    ) SS:
COUNTY OF NEW YORK                  )



              On this 7th day of August 2000, before me, the undersigned, personally appeared Joan S. Freilich, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity, and that by her signature on the instrument, the individual, or the person on behalf of which the individual acted, executed the instrument.


                              /s/ CHANOCH LUBLING
                              ---------------------------------------
                              Notary


                              [Notary Stamp]